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                                   EXHIBIT 4.6

                             SUPPLEMENTAL INDENTURE

       SUPPLEMENTAL INDENTURE, dated as of December 11, 2003 (the "Supplemental Indenture") among SOLA International Inc. (the "Company") and The Bank of New York, as trustee ("Trustee").

                              W I T N E S S E T H:

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of April 17, 2001 (as amended and supplemented, the "Indenture") providing for the issuance of outstanding E205,000,000 in principal amount of 11% Senior Notes due March 15, 2008 (the "Notes").

      WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (as determined in accordance with the Indenture, the "Outstanding Amount") (such consent being referred to herein as the "Majority Consent"), enter into a supplemental indenture for the purpose of amending the Indenture; provided, however, that the consent of holders of not less than two-thirds in aggregate principal amount of the Outstanding Amount (such consent being referred to herein as the "Two-Thirds Consent") is required for amendment of Sections 4.11 and 4.12 of the Indenture.

      WHEREAS, the Company has offered to purchase for cash (the "Offer") any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 6, 2003 (together with any extensions, supplements or amendments, the "Statement"), and solicited consents (the "Consent Solicitation") of the holders of the Notes to, among others things, certain amendments (the "Proposed Amendments") to the Indenture, all but two of which require Majority Consent (the "Majority Amendments") and two of which require Two-Thirds Consent (the "Two-Thirds Amendments").

      WHEREAS, the Company has received the Majority Consent and also the Two-Thirds Consent to effect the Proposed Amendments under the Indenture.

      WHEREAS, pursuant to Sections 9.02 and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which hereby is acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Company and the Trustee hereby agree as follows:

1.    DELETION OF CERTAIN PROVISIONS

      1.1 Majority Amendments. Pursuant to the terms of the Statement and Consent Solicitation and the receipt of the Majority Consent, the Indenture hereby is amended to:

            (a) delete the following sections in their entirety and, in the case of each such section, insert in lieu thereof the phrase "Intentionally Omitted", and any and all
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      references to such sections (or to clauses of such sections), any and all obligations thereunder and any event of default related solely to the following sections are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:

            Section 4.03  Limitation on Additional Indebtedness

            Section 4.04  Limitation on Layering Indebtedness

            Section 4.05  Limitation on Restricted Payments

            Section 4.06 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

            Section 4.07 Limitation on the Issuance or Sale of Capital Stock of Restricted Subsidiaries

            Section 4.08  Limitation on Sale and Leaseback Transactions

            Section 4.09  Limitation on Transactions with Affiliates

            Section 4.10  Limitation on Liens

            Section 4.13  Limitation on Designation of Unrestricted Subsidiaries

            Section 4.14  Designation of Guarantor

            (b) amend the following sections as indicated below and, in the case of each deletion of a clause, insert in lieu thereof the phrase "Intentionally Omitted", and any and all references to such clauses, any and all obligations thereunder and any event of default related solely to the following clauses or sections are hereby deleted throughout the Indenture, and such clauses and references shall be of no further force or effect:

            Section 5.01  Merger, Consolidation or Sale of Assets:
                              Clause (a) - deletion of language regarding asset sales and plans of liquidations; deletion of clauses (a)(2), (a)(3), (b)(2) and (b)(3)

            Section 6.01  Events of Default:
                              Deletion of clauses (c), (d), (e) and (f) and deletion of all references to Restricted Subsidiaries in clause (g)

      1.2 Two-Thirds Amendments. Pursuant to the terms of the Statement and Consent Solicitation and the receipt of the Two-Thirds Consent, the Indenture is hereby amended to delete the following sections in their entirety and, in the case of each such section, insert in lieu thereof the phrase "Intentionally Omitted", and any and all references to such sections, any and all obligations thereunder and any event of default related solely to the following sections are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:

            Section 4.11  Limitation on Asset Sales

            Section 4.12  Repurchase of Notes upon a Change of Control


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2.    OTHER AMENDMENTS TO THE INDENTURE

      All definitions in the Indenture that are used exclusively in the sections, subsections and clauses deleted pursuant to Sections 1.1 and 1.2 of this Supplemental Indenture hereby are deleted.

3.    EFFECTIVENESS; OPERATIVENESS

      Sections 1 and 2 of this Supplemental Indenture shall become effective and binding upon the Company, the Trustee and the holders of the Notes immediately upon the execution and delivery of this Supplemental Indenture and shall become operative on and simultaneously with the acceptance for purchase by the Company at least 66 2/3% of the Outstanding Amount in the Offer.

4.    MISCELLANEOUS

      4.1. Ratification of Indenture; Supplemental Indenture as Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

      4.2. New York Law to Govern. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

      4.3. Trustee Acceptance. The Trustee accepts the Indenture, as supplemented hereby, and agrees to perform the same upon the terms and conditions set forth therein, as supplemented hereby. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

      4.4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      4.5. Effect of Headings. The Section headings herein are for convenience of reference only and shall not effect the construction hereof.

      4.6. Entire Agreement. This Supplemental Indenture, together with the Indenture as amended hereby, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

      4.7. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Indenture, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture or the Supplemental Indenture.


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      4.8. Defined Terms. Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

      4.9. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "Act"), as in force at the date this Supplemental Indenture is executed, the provision required by the Act shall control.

      4.10. Severability. In case any one or more of the provisions of this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]


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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be executed as of the day and year first above written.


                                  SOLA INTERNATIONAL INC.


                                  By: /s/  Ronald F. Dutt
                                      -----------------------------------------
                                      Name:  Ronald F. Dutt
                                      Title: Executive Vice President, Finance
                                             and Chief Financial Officer


                                  THE BANK OF NEW YORK, as Trustee


                                  By: /s/  Miriam Y. Molina
                                      -----------------------------------------
                                      Name:  Miriam Y. Molina
                                      Title: Assistant Vice President


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